Amendment to Distribution Agreement
March 7, 2018
Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716

Ladies and Gentlemen:
Reference is hereby made to the Distribution Agreement, dated April 4, 2017 (the “Distribution Agreement”), by and among Unit Corporation, a Delaware corporation (the “Company”), and Raymond James & Associates, Inc. (the “Agent”). Capitalized terms used herein and not defined have the respective meanings set forth in the Distribution Agreement.
WHEREAS, the Company and the Agent desire to amend the Distribution Agreement to extend the Term of the Offering until the earlier of (x) April 4, 2019, (y) the date on which the aggregate Gross Sales Price of Shares issued and sold pursuant to this Agreement and any Terms Agreements is equal to the Maximum Amount and (z) any termination of this Agreement pursuant to Section 8.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
Effective as of March 7, 2018, the date “April 4, 2018” in Section 1(a) of the Distribution Agreement is hereby amended to “April 4, 2019”.
Except as expressly amended hereby, the parties further agree that the Distribution Agreement shall remain in full force and effect in accordance with the provisions thereof.
This Amendment to Distribution Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
This Amendment to Distribution Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
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IN WITNESS WHEREOF, the undersigned have entered into this Amendment to Distribution Agreement as of the date first written above.
Very truly yours,

UNIT CORPORATION

By:     /s/ David T. Merrill

Name:    David T. Merrill
Title:    Chief Operating Officer

CONFIRMED AND ACCEPTED, as of the date first written above:

RAYMOND JAMES & ASSOCIATES, INC.

By:     /s/ Harris Bentsen Falb

Name:    Harris Bentsen Falb
Title:    Vice President

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